Exhibit 99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-217472) of PIMCO Corporate & Income Strategy Fund of our report dated August 26, 2022 relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

September 1, 2022